Exhibit 24
POWER OF ATTORNEY
FORM S-8 REGISTRATION STATEMENT FOR
CAMPBELL SOUP COMPANY 2005 LONG-TERM INCENTIVE PLAN
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ellen Oran Kaden and John J. Furey as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 under the Securities Act of 1933 relating to the Campbell Soup Company 2005 Long-Term Incentive Plan, and any amendments thereto (including post-effective amendments), and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue hereof.
January 26, 2006

/s/ Douglas R. Conant	/s/ Mary Alice D. Malone

Douglas R. Conant	Mary Alice D. Malone
President, Chief Executive	Director
Officer and Director

/s/ Harvey Golub	/s/ Sara Mathew

Harvey Golub	Sara Mathew
Chairman and Director	Director

/s/ John F. Brock	/s/ David C. Patterson

John F. Brock	David C. Patterson
Director	Director

/s/ Edmund M. Carpenter	/s/ Charles R. Perrin

Edmund M. Carpenter	Charles R. Perrin
Director	Director

/s/ Paul R. Charron	/s/ A. Barry Rand

Paul R. Charon	A. Barry Rand
Director	Director

/s/ Bennett Dorrance	/s/ George Strawbridge, Jr.

Bennett Dorrance	George Strawbridge, Jr.
Director	Director

/s/ Kent B. Foster	/s/ Les C. Vinney

Kent B. Foster	Les C. Vinney
Director	Director

/s/ Randall W. Larrimore	/s/ Charlotte C. Weber

Randall W. Larrimore	Charlotte C. Weber
Director	Director

/s/ Philip E. Lippincott

Philip E. Lippincott
Director